Exhibit 10.1

FIRST AMENDMENT AND WAIVER RELATED TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT AND WAIVER RELATED TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 4, 2011 and effective as of the date on which all of the conditions set forth in Section 6 have been satisfied or waived by the Administrative Agent (the “First Amendment Effective Date”), which amends that certain Third Amended and Restated Credit Agreement dated as of December 21, 2009 by and among VENOCO, INC., a Delaware corporation (the “Company”), the Guarantors, each of the Lenders party thereto, BANK OF MONTREAL, a Canadian chartered bank acting through certain of its United States branches and agencies, as Administrative Agent (in such capacity, the “Administrative Agent”), THE BANK OF NOVA SCOTIA and THE ROYAL BANK OF SCOTLAND PLC, as Co-Syndication Agents, and KEYBANK NATIONAL ASSOCIATION and UNION BANK, N.A., as Co-Documentation Agents (as in effect immediately prior to the First Amendment Effective Date, the “Credit Agreement”), is by and among the Company, the Guarantors, each of the Lenders party hereto and the Administrative Agent.

WHEREAS, the Company has requested that the Credit Agreement be amended to permit the Company to repay the Second Lien Term Loans with the proceeds of an issuance of senior unsecured notes (the “New Senior Notes”) on the terms and conditions set forth in this Amendment; and

WHEREAS, the Required Lenders have agreed to such amendments and the waiver set forth in Section 4 below, subject to the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Defined Terms; Interpretation.

(a)           Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

(b)           The rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated in this Amendment as if set forth herein.

Section 2.               Amendments.  The Credit Agreement hereby is amended as follows:

(a)           The following new definitions hereby are inserted into Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment” means that certain First Amendment and Waiver Related to Third Amended and Restated Credit Agreement, dated as of February 4, 2011 and effective as of the First Amendment Effective Date, by and among the Company, the Guarantors, each of the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning set forth in the First Amendment.

“New Senior Notes” means the senior unsecured notes of the Company, with respect to which (a) the aggregate principal amount is at least equal to $400,000,000 and is not in excess of $550,000,000, (b) other than terms similar to those in the Senior Notes Indenture, the terms do not provide for any scheduled repayment, mandatory prepayment, payment at the option of the holders of such Indebtedness, mandatory redemption or sinking fund obligation prior to the date that is at least 180 days after the Maturity Date, (c) no Subsidiary is an obligor thereon that is not a Loan Party, (d) immediately prior to the incurrence or issuance of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, nor would result from the incurrence or issuance of such Indebtedness after giving effect to the incurrence or issuance of such Indebtedness and the application of the proceeds therefrom, (e) the covenants, events of default, subsidiary guarantees and other terms (other than interest rate and redemption premiums), taken as a whole, are not more restrictive of the Loan Parties than those in the Loan Documents nor more onerous than those imposed by the Senior Notes Indenture and (f) the proceeds are used to repay the Second Lien Term Loans and to unwind certain Derivative Contracts relating to such Indebtedness, together with any related transaction costs and expenses.

“New Senior Notes Debt Documents” means, collectively, the New Senior Notes Indenture, the New Senior Notes, and the New Senior Notes Subsidiary Guarantees.

“New Senior Notes Indenture” means that certain indenture governing the terms of the New Senior Notes, to be executed by the Company, the guarantors party thereto, if any, and the indenture trustee named therein.

“New Senior Notes Subsidiary Guarantees” mean, collectively, the guarantees by certain Subsidiaries of the New Senior Notes.

(b)               The following existing definitions set forth in Section 1.1 of the Credit Agreement hereby are amended and restated in their entirety to read as follows:

“Second Lien Debt Documents” means each of the Second Lien Loan Documents, the Senior Notes Debt Documents, and the New Senior Notes Debt Documents.

“Second Lien Debt Instruments” means each of the Second Lien Term Loan Agreement, the Senior Notes Indenture, and the New Senior Notes Indenture.

(c)          Section 7.13 of the Credit Agreement hereby is amended and restated to read in its entirety as follows:

“7.13       Use of Proceeds.  The Company and each Guarantor shall, and shall cause each of their respective Restricted Subsidiaries to, use the proceeds of the Loans only for the following purposes: (i) at the Effective Time, to refinance, renew and extend the Existing Revolving Credit Loans (which the Company agrees to do); (ii) to pay fees and expenses incurred in connection with the Loan Documents; (iii) to fund the acquisition, exploration and development of Hydrocarbon Interests; (iv) for working capital and other general corporate purposes; and (v) to repay the Second Lien Term Loans as set forth in the First Amendment.  The Company and each Guarantor shall, and shall cause each of their respective Subsidiaries to, use the Letters of Credit solely as support for obligations in the ordinary course of business, and for other purposes approved by the Administrative Agent.”

(d)         Section 8.5(f) of the Credit Agreement hereby is amended and restated to read in its entirety as follows:

“(f)                              Indebtedness represented by (1) the Senior Notes and (2) the New Senior Notes and the New Senior Notes Indenture in an aggregate principal amount at least equal to $400,000,000 and not to exceed $550,000,000.”

(e)           Subsection (z) of Section 8.9 hereby is amended by inserting the phrase “or the New Senior Notes Indenture” immediately following the term “Senior Notes Indenture” where it appears in such subsection.

(f)            Section 8.17 of the Credit Agreement hereby is amended and restated to read in its entirety as follows:

“8.17       Senior Notes and New Senior Notes.  The Company and each Guarantor shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly:

(a)           amend or modify any of the terms or provisions of the Senior Notes Indenture or the Senior Notes, or after execution thereof, the New Senior Notes Indenture or, after issuance thereof, the New Senior Notes, if such amendment or modification would have the effect of (i) accelerating the maturity date of the principal amount thereof, or any scheduled interest payment thereon; (ii) increasing the principal amount thereof or interest rate thereon; (iii) causing, or purporting to cause, the Liens securing the Obligations to cease to be “Permitted Liens” (as defined in the Senior Notes Indenture or the New Senior Notes Indenture, as applicable); or (iv) requiring the Company to grant any Lien for the benefit of the holders thereof, except to the extent described in Section 3.5 of the Senior Notes Indenture or any comparable “equal and ratable” clause in the New Senior Notes Indenture (it being understood in all events that no provision which would cause the Company to be required to grant any such Lien may be granted if prohibited by any term of this Agreement);

(b)           amend or modify any other term or provision of the Senior Notes Indenture, the Senior Notes, or after execution thereof, the New Senior Notes Indenture, or after issuance thereof, the New Senior Notes, if such amendment or modification would be materially adverse to the Lenders; or

(c)           prepay, redeem, purchase or defease any (i) Senior Notes, except with proceeds of (x) an “Equity Offering” (as defined in the Senior Notes Indenture) or (y) the issuance of debt securities or instruments or the incurrence of loans and subject to compliance with Section 8.9 or (ii) New Senior Notes, except with proceeds of (x) an “Equity Offering” (as defined in the New Senior Notes Indenture) or (y) the issuance of debt securities or instruments or the incurrence of loans and subject to compliance with Section 8.9).”

(f)            Article VIII of the Credit Agreement hereby is amended by inserting the following as a new Section 8.22:

“8.22       Derivative Contracts Not Corresponding to Outstanding Indebtedness.  The Company and each Guarantor shall not, and shall not permit any of their respective Restrictive Subsidiaries to permit any Derivative Contract otherwise permitted under this Agreement to remain in effect and not otherwise be unwound, settled or terminated at any time 45 days after February 4, 2011, to the extent such Derivative Contract does not correspond to then outstanding Indebtedness of such Persons.”

Section 3.               The Issuance.

(a)           The Company may, not later than 30 days after February 4, 2011, consummate the offering and issuance of the New Senior Notes (the “Issuance”).

(b)           Immediately upon the consummation of the Issuance, the Company shall use the proceeds of the Issuance to repay in full in cash the Second Lien Obligations.  Default by the Company in the performance of its obligations under this Section 3(b) shall constitute an Event of Default under the Credit Agreement.

Section 4.               Waiver.  In reliance on the representations and warranties set forth in Section 7 below and subject to the satisfaction of the conditions precedent set forth in Section 6 below, each of Administrative Agent and the Lenders hereby waive any Default or Event of Default arising under Section 8.9 of the Credit Agreement as a result of the ratio of the Effective Amount to the Borrowing Base exceeding 0.75 to 1.00 after giving pro forma effect to the repayment of the Second Lien Term Loans with the proceeds of the Issuance, together with any transaction costs and expenses relating to such transactions.

Section 5.               Amendment and Ratification.  Upon the effectiveness hereof as provided in Section 6 of this Amendment, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed in each and every respect.  Except as expressly set forth herein, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with their respective terms, and this Amendment shall not constitute the Lenders’ consent or indicate their willingness to consent to any other amendment, modification or waiver of the Credit Agreement or the other Loan Documents.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby and as may be further amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and the Intercreditor Agreement.

Section 6.               Conditions to Effectiveness.

The effectiveness of this Amendment is subject to the condition that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

(a)           Amendment.  This Amendment, duly executed and delivered by each of the Company, the Guarantors and each Required Lender.

(b)           Payment of Fees.  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to the Credit Agreement or this Amendment, in each case to the extent then due and payable at the First Amendment Effective Date and invoiced prior to the First Amendment Effective Date, including any such costs, fees and expenses arising under or referenced in Sections 2.8 and 11.4 of the Credit Agreement.

(c)           New Senior Notes Purchase Agreement.  The purchase agreement among the Company and the initial purchasers of the New Senior Notes shall have been executed and delivered by such Persons, or shall be executed and delivered contemporaneously with the execution and delivery of this Amendment by the Company, the Guarantors, the Required Lenders and the Administrative Agent, and the Company shall have delivered to the Administrative Agent a certificate of the Chief Financial Officer of the Company to such effect.

(d)           Opinion of Counsel.  An opinion of Bracewell & Giuliani LLP covering such matters as the Administrative Agent may require and in form and substance satisfactory to the Administrative Agent dated as of the First Amendment Effective Date.

(e)           Reliance Letter.  A letter from Bracewell & Giuliani LLP to the Administrative Agent permitting the Administrative Agent and the Lenders to rely on such firm’s opinions to the initial purchasers of the New Senior Notes and the indenture trustee under the New Senior Notes Indenture in each case as if the Administrative Agent and the Lenders were original addressees thereof.

(f)            Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

Section 7.               Representations and Warranties.  The Company and each Guarantor each hereby represent and warrant that, as of the date hereof and the First Amendment Effective Date, after giving effect to this Amendment:

(a)           Bring-Down of Representations and Warranties.  The representations and warranties of the Company and each Guarantor contained in Article VI and Section 4.5(b) of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(b)           No Litigation.  No litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect.

(c)           No Material Adverse Effect.  There has occurred no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect since September 30, 2010.

(d)           No Default or Event of Default.  No event has occurred and is continuing which constitutes a Default, an Event of Default or both.

Section 8.               Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.               Costs and Expenses.  The Company shall pay all reasonable costs and expenses incurred by the Administrative Agent or any other Agent, the Lenders or any of their Affiliates in connection with the development, preparation, administration and execution of this Amendment, including Attorney Costs incurred by any such Person with respect thereto.

Section 10.             Counterparts.  This Amendment may be executed in any number of separate counterparts, no one of which need be signed by all parties; each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.  A fully executed counterpart of this Amendment by facsimile signatures or delivered in portable document format (.pdf) shall be binding upon the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first set forth above, to be effective as of the First Amendment Effective Date.

COMPANY:

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

GUARANTORS:

WHITTIER PIPELINE CORPORATION

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
President

TEXCAL ENERGY (LP) LLC

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY (GP) LLC

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

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GUARANTORS:

TEXCAL ENERGY SOUTH TEXAS L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

Address for Notice to the Company and the Guarantors: Principal Place of Business and Chief Executive Office:

370 17th Street, Suite 2950 Denver, Colorado 80202-1370 Attention: Chief Financial Officer Facsimile No.: (303) 626-8315

Venoco First Amendment Signature Page

ADMINISTRATIVE AGENT AND A LENDER:

BANK OF MONTREAL, acting through its U.S. branches and agencies, including its Chicago, Illinois branch, as Administrative Agent and as a Lender

By:	/s/ James V. Ducote
James V. Ducote
Director

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LENDER:

THE BANK OF NOVA SCOTIA

By:	/s/ Marc Graham
Name: Marc Graham
Title: Director

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LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Steve Ray
Name: Steve Ray
Title: Director

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LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Todd Coker
Name: Todd Coker
Title: Vice President

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LENDER:

UNION BANK, N.A.

By:	/s/ Douglas Gale
Name: Douglas Gale
Title: Vice President

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LENDER:

BNP PARIBAS

By:	/s/ Richard Hawthorne
Name: Richard Hawthorne
Title: Director

By:	/s/ John A. Clark
Name: John A. Clark
Title: Managing Director

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LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kevin Donaldson
Name: Kevin Donaldson
Title: Vice President

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LENDER:

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:	/s/ Guy C. Evangelista
Name: Guy C. Evangelista
Title: Senior Vice President

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LENDER:

RZB FINANCE LLC

By:
Name:
Title:

By:
Name:
Title:

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LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Vice President

By:	/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

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